STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the 10th day of October, 2019 (the “Effective Date”), by and between HERITAGE FUNDING, INC., a Nevada corporation, having an address of 3268 Sumac Road, Fallbrook, CA 92028 (“Seller”); and, JOHN ENGLISH, an individual, having an address of 250 Via Bellaria, Palm Beach, Florida 33480. (“Buyer”). Seller and Buyer are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

RECITALS

           A.    Seller is the owner of rights to Twenty-Five million [25,000,000] shares of common stock of Eco Innovation Group, Inc., a Nevada corporation [“Eco”], formerly known as Dig-It Underground, Inc. [“Dig-It”] as the result of Seller’s May 9, 2018 contract to purchase of one-half of a debt instrument, a copy of which is appended hereto. Seller purchased the right to the common shares by paying consideration of four thousand, nine hundred and one dollars and ninety-six cents ($4,901.96). The debt instrument related to Dig-It’s original obligation to issue to Cal Mees [“Mees”] a total of one hundred million (100,000,000) shares of common stock as the result of Mees providing consulting services to Dig-It pursuant to a March 1, 2016 services contract, a copy of which is appended hereto. The Mees services contract terminated March 1, 2017.

           B.       Buyer wishes to buy all of Seller’s right, title, and interest in and to Twenty-Five million [25,000,000] shares of common stock from Seller’s May 9, 2018 purchase.

           C.        Seller desires to sell to Buyer all of Sellers’ right, title, and interest in and to the subject Twenty-Five million shares of common stock, based on the terms and conditions set out herein.

            NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1.        Consideration. Buyer shall pay to Seller four thousand, nine hundred and one dollars and ninety-six cents ($4,901.96) which amount is referred to herein as the “Purchase Price”.

     2.        Closing and Agreement. Subject to and in accordance with the terms and conditions set forth in this Agreement, Seller hereby grants, sells, assigns, and conveys to Buyer, without recourse, all of Seller’s right, title, and interest in, to Twenty-Five million [25,000,000] shares of common stock of Eco Innovation Group, Inc. The closing of the transactions contemplated hereunder (the “Closing”) shall take place simultaneously with the delivery of the Purchase Price via payment of immediately available funds against the assignment of the Note.  The Closing shall occur no later than 5:00 P.M., San Diego, California time, on 10 November 2019, unless extended by the mutual written consent of the Parties.

     3.        Representations of Seller. Seller hereby represents and covenants to Buyer that:

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            a.        Seller has all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions hereunder. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            b.        The Twenty-Five million [25,000,000] shares of common stock is free and clear of all liens, mortgages, pledges, security interests, encumbrances, or charges of any kind or description. Seller has the sole and unrestricted right to sell The Twenty-Five million [25,000,000] shares of common stock.  Upon transfer to Buyer by Seller, Buyer will have good and unencumbered title to The Twenty-Five million [25,000,000] shares of common stock in Eco, free and clear of any and all liens or claims.

            c.        Seller is an affiliate of Eco by virtue of its percentage holdings in Eco equity, which exceeds 10% of Eco’s issued and outstanding shares. The Twenty-Five million [25,000,000] shares of common stock are restricted shares under Rule 144, and cannot be resold unless said shares are either registered under Section 5 of the Securities Act, or found to be exempt from registration pursuant to an applicable legal exemption, such as Section 4.1 or Rule 144.

     4.        Representations of Buyer. Buyer hereby represents and covenant to Seller that:

            a.        Buyer has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by Buyer and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

            b.        With respect to the shares of Eco common shares acquired by the Buyer, the Buyer acknowledges that the Eco common shares have not been registered under the Securities Act of 1933, and accordingly are “Restricted Securities” within the meaning of Rule 144 of the Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the Restricted Securities may not be resold or transferred unless Eco registers them, or has received an opinion of counsel reasonably satisfactory to Eco that such resale or transfer is exempt from the registration requirements of that Act. The Buyer acknowledges that acknowledges that no public market exists for the Eco Preferred and Common Restricted Stock acquired in this Agreement. The Buyer understands that no assurance can be given that such a trading market will develop at any time, or, if so developed, that it will continue.

            c.        Buyer has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests. Buyer has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Buyer is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

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            d.        The Buyer acknowledges that he is fully apprised and informed of Eco’s status as a corporation formed and operating under the laws of the State of Nevada. Further, the Buyer acknowledges being informed that Eco is not a “Reporting Company” under Sections 13 and 15d of the Securities and Exchange Act, and is therefore not obligated to file certain informational reports and periodic filings with the U.S. Securities and Exchange Commission. The Buyer acknowledges that he has been fully informed that Eco is an “Alternative Reporting” company on the OTC Markets, and that Eco has, from time to time, filed informational and financial disclosures on the OTC Markets. The Buyer acknowledges having had full and fair opportunity to review Eco’s informational and financial disclosures on the OTC Markets, and to the extent the Buyer found it prudent and reasonable, had a full and fair opportunity to meet and confer with his own legal and financial consultants and advisors regarding the Agreement. The Buyer acknowledges having obtained certain information from Eco, including, but not limited to: Eco’s exact name, its business address and contact information, its state of incorporation, the exact title and class of its securities, the par value for those securities, the total number of outstanding shares, the name and address of Eco’s transfer agent, the nature of the Eco’s business, the nature and extent of the Eco’s facilities, the names of Eco’s chief executive officers and board of directors and Eco’s most recent balance sheet, profit and loss statement and any retained earnings statement.

           e.       The Buyer is acquiring the Eco common shares for his own account, and not with a view towards a public distribution of those shares as an underwriter for Eco, or the Seller as an Affiliate of Eco. The Buyer acknowledges that he is not acquiring the Eco common stock as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase, from either Eco or the Seller as an Affiliate of Eco, regarding his investment in the Eco common stock acquired by virtue of this Agreement. The Eco common stock to be acquired by the Buyer hereunder will be purchased for investment purposes and for the Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing such Eco common stock.

           f.       The Buyer represents that the Buyer is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. The Buyer understands that Eco is under no obligation to register any of the shares of Eco common stock acquired hereunder. The Buyer understands that no public market now exists for the Eco common stock and that it is uncertain whether a public market will ever exist.

           g.       Legend. It is understood that the certificates evidencing the shares of Eco common stock will bear a legend substantially in the form set forth below.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

       5.        Additional Provisions.

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            a.        This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

            b.        This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

            c.        Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

            d.        This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of San Diego, shall be the sole jurisdiction and venue for the bringing of such action.

            e.        The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

            f.        No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

            g.        In the event of any legal action (including any arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

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            h.       This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

            k.        When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

            l.        Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this section.

            m.        All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial overnight delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial overnight delivery service, upon such delivery.

                    1.        Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) creates a record that is capable of retention, retrieval and review, and that may thereafter be rendered into clearly legible tangible form.

2.       Any Party may alter the fax number, email address, physical address, or postage address to which communications are to be sent by giving notice of such change of address to the other Party in accordance with the provisions of this Section.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

SELLER:

HERITAGE FUNDING, INC.

A Nevada corporation

By: _________________________

Name: Joel Tolchin

Its:       President, Director

BUYER:

JOHN ENGLISH

By: _________________________

Name: John English

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